Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                     for

                              Offer to Exchange

                        11 3/8% Senior Notes due 2006,
                       which have been registered under
                   the Securities Act of 1933, as amended,
                         for Any and All Outstanding
                        11 3/8% Senior Notes due 2006
                                      of
                          Trans World Airlines, Inc.

      Registered holders of outstanding 11 3/8% Senior Notes due 2006 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of 11 3/8% Senior Notes due 2006 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended, and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to First Security Bank, National Association (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand, sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. See "Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.

                The Exchange Agent for the Exchange Offer is:


                  FIRST SECURITY BANK, NATIONAL ASSOCIATION


                             By Hand or Overnight
                                  Delivery:
                             First Security Bank,
                             National Association
                           Corporate Trust Services
                             79 South Main Street
                          Salt Lake City, Utah 84111

                           Facsimile Transmissions:
                         (Eligible Institutions Only)
                                (801) 246-5053
                           To Confirm by Telephone
                           or for Information Call:
                                (801) 246-5630

                           By Registered or Certified
                                      Mail:
                              First Security Bank,
                              National Association
                            Corporate Trust Services
                              79 South Main Street
                           Salt Lake City, Utah 84111


      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.


                  THE FOLLOWING GUARANTEE MUST BE COMPLETED
                            GUARANTEE OF DELIVERY
                  (Note to be used for signature guarantee)

      The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five American Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm:_________________________     Authorized Signature_________________

Address:______________________________     _____________________________________
                                           Title
______________________________________
                           (Zip Code)      Name:________________________________
                                                  (Please type or print)
Area Code and
Telephone Number:_____________________     Date:________________________________




NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.